Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



Board of Directors
Radica Games Limited

We consent to the incorporation by reference in this Registration Statement of Radica Games Limited on Form S-8 of our report dated December 17, 1997, appearing in the Annual Report on Form 20-F of Radica Games Limited for the year ended October 31, 1997.



/s/ Deloitte Touche Tohmatsu
----------------------------
DELOITTE TOUCHE TOHMATSU
Hong Kong
July 20, 1998